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                                                                  Exhibit 10.7


                              MANAGEMENT AGREEMENT


                 THIS MANAGEMENT AGREEMENT (this "Agreement") is made and entered into as of November 1, 1996 by and between THE YUCAIPA COMPANIES, a California general partnership ("Yucaipa"), DOMINICK'S SUPERMARKETS, INC., a Delaware corporation (the "Company"), and DOMINICK'S FINER FOODS, INC., a Delaware corporation ("Dominick's").

                              W I T N E S S E T H:

                 WHEREAS, Dominick's is a wholly owned subsidiary of the Company and is in the business of operating supermarkets;

                 WHEREAS, the Company and Dominick's entered into that certain Consulting Agreement with Yucaipa dated as of March 22, 1995 (the "Consulting Agreement") and such parties intend to terminate the Consulting Agreement concurrently with the consummation of an initial public offering of the common stock of the Company which shall be a "Qualified IPO" (as defined in that certain Stockholders Agreement dated as of March 22, 1995 among the Company and the stockholders named therein);

                 WHEREAS, the Company and Dominick's desire to have continued access to the services of Yucaipa following the termination of the Consulting Agreement; and

                 WHEREAS, Yucaipa has the ability to provide certain general business and financial consultation and advice and management services to the Company and Dominick's in connection with the operation of their businesses;

                 NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereto and other good and valuable consideration paid and received by each of the parties to this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.  ENGAGEMENT.

                 The Company and Dominick's hereby engage Yucaipa as an independent contractor and consultant to provide general business consultation and advice and management services to the Company, Dominick's and its subsidiaries in connection with the operation of their respective businesses.

SECTION 2.  MANAGEMENT SERVICES.

                 Yucaipa, through its partners and/or employees, shall provide the Company and Dominick's with consultation and advice, when and as reasonably requested by the Company or Dominick's, in such fields as supermarket operations, planning and development, budgeting, accounting, general business management and such other fields as Yucaipa may offer from time to time. All partners and employees of Yucaipa or any of its affiliates (other than the Company and its subsidiaries or any operating companies managed by Yucaipa) who serve the Company or Dominick's or any of their respective subsidiaries as an officer, director or employee shall do so without charge during the term of this Agreement, except for (a) the fees and expenses provided for herein, (b) customary compensation and expense reimbursement arrangements between the





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Company or Dominick's and Darren W. Karst in his capacity as an officer or employee of the Company or Dominick's, (c) customary fees (or reimbursement of expenses) payable to members of the Board of Directors, in their capacity as such, or (d) any other agreement or arrangement approved by a majority of the disinterested members of the Board of Directors.

SECTION 3.  MANAGEMENT FEES.

                 Commencing on the date hereof (the "Effective Date"), Dominick's shall pay to Yucaipa an annual management fee, in consideration of the services rendered by Yucaipa pursuant to Section 2 above, equal to $1,000,000, payable in 13 equal installments in advance on the first day of each of Dominick's 13 four-week fiscal periods and past due on the fifteenth day of such fiscal period; provided that such fee will be payable in advance on the Effective Date for the partial fiscal period beginning on the Effective Date and ending on the last day of the current fiscal period.

SECTION 4.  OTHER CONSULTING SERVICES.

                 The Company, Dominick's and their respective subsidiaries (or any one of them) may retain or employ Yucaipa as a financial advisor and/or consultant in connection with any acquisition or disposition transaction by the Company, Dominick's or any of their respective subsidiaries, other than a sale of all of the outstanding capital stock of, or all or substantially all of the assets of, the Company or Dominick's. The parties expressly agree that the services contemplated by this Section 4 shall not include financial advisory or consulting services in connection with debt or equity financings or equipment lease arrangements. If any retention of Yucaipa by the Company, Dominick's or any of their respective subsidiaries pursuant to this Section 4 is made pursuant to a retention or engagement agreement containing terms varying from or in addition to the terms contained in this Agreement, such agreement shall be reasonably acceptable to a majority of the members of the Board of Directors of the Company or Dominick's, as the case may be, that are neither affiliates of Yucaipa nor designated or nominated to such Board of Directors by Yucaipa or any of its affiliates.

SECTION 5.  OTHER CONSULTING FEES.

                 The Company or Dominick's, as applicable, shall pay to Yucaipa a cash fee for providing any financial advisory or consulting services pursuant to Section 4 above in connection with the acquisition or disposition transactions specified therein (other than disposition transactions with respect to any stores designated for divestiture or closing in the ordinary course of business), equal to one percent (1.0%) of the amount or value of all cash and noncash consideration actually paid or received (including assumed indebtedness) by the Company, Dominick's or any of their respective subsidiaries, as the case may be, in connection therewith.

SECTION 6.  REIMBURSEMENT OF EXPENSES.

                 Dominick's shall reimburse Yucaipa for all of its reasonable out-of-pocket costs and expenses incurred in connection with the performance of its obligations under this Agreement. Yucaipa shall bill Dominick's for the amount of all such expenses monthly, and shall provide Dominick's with a reasonable itemization of such expenses. Notwithstanding the foregoing, the aggregate amount of such costs and expenses for which Yucaipa may be reimbursed in connection with the rendering of management services under Section 2 hereof shall not exceed $300,000 in





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any fiscal year of Dominick's (which maximum amount shall be prorated for the period beginning on the Effective Date and ending on the last day of Dominick's current fiscal year). In addition to the foregoing, Dominick's shall reimburse Yucaipa for all of its reasonable out-of-pocket costs and expenses incurred in connection with the rendering by Yucaipa of financial advisory or consulting services to the Company, Dominick's and/or their respective subsidiaries, in connection with any acquisition or disposition transaction, debt or equity financing or equipment leasing arrangement, whether or not Yucaipa is obligated to render such services or has a right to be paid any fee relating thereto under Sections 4 or 5 of this Agreement.

SECTION 7.  TERM OF AGREEMENT.

                 The term of this Agreement shall be for a period of five (5) years commencing on the Effective Date; provided, however, that the term shall be automatically renewed annually for a term of five (5) years on April 1 of each year, unless at least ninety (90) days prior notice is given by either party electing not to so renew this Agreement.

SECTION 8.  TERMINATION.

                 8.1 Termination at Will. Dominick's and the Company, acting jointly, may terminate this Agreement at any time by giving Yucaipa at least ninety (90) days written notice of such termination.

                 8.2      Termination for Cause.

                 (a) Dominick's and the Company on the one hand, or Yucaipa on the other hand, may terminate this Agreement if the other party shall fail to reasonably perform any material covenant, agreement, term or provision of this Agreement to be kept, observed or performed by it and such failure shall continue for a period of sixty (60) days after written notice from the other party, which notice shall describe the alleged failure with particularity; provided that Yucaipa shall use its best efforts to cause Dominick's and the Company to perform each material covenant, agreement, term and provision of this Agreement. Notwithstanding the foregoing, any failure or alleged failure of the Company, Dominick's, or Yucaipa to perform any material covenant, agreement, term or provision of this Agreement shall not constitute cause for termination of this Agreement if the same shall be occasioned by or result from force majeure, directly or indirectly.

                 (b) Yucaipa may terminate this Agreement if Dominick's or the Company shall fail to make any payment due to Yucaipa hereunder, if such payment is not made in full within twenty (20) days after written notice of such failure; provided that Yucaipa shall use its best efforts to cause Dominick's and the Company to make all such payments in a timely manner.

                 8.3 Termination for Change of Control. This Agreement may be terminated, at the election of Yucaipa or Dominick's, if during the term hereof there shall have been a change in control of the Company or Dominick's, which for purposes of this Agreement shall be deemed to have occurred upon any of the following events: (a) the acquisition after the Effective Date, in one or more transactions, of "beneficial ownership" (within the meaning of Rule 13d-3(a)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) by any person (other than Yucaipa or any of its partners or affiliates) or any group of persons (excluding any group which includes Yucaipa or any of its partners or affiliates) who constitute a group (within the meaning of Section 13(d)(3) of the Exchange Act) of any securities of the Company or Dominick's such





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that, as a result of such acquisition, such person or group beneficially owns
(within the meaning of Rule 13d-3(a)(1) under the Exchange Act) 51% or more of the Company or Dominick's then outstanding voting securities entitled to vote on a regular basis for a majority of the Board of Directors of the Company or Dominick's; (b) the sale of all or substantially all of the assets of the Company or Dominick's (including, without limitation, by way of merger, consolidation, lease or transfer) in a transaction where the Company or Dominick's or the beneficial owners of common stock of the Company or Dominick's do not receive (i) voting securities representing a majority of the voting power entitled to vote on a regular basis for the Board of Directors of the acquiring entity or of an affiliate which controls the acquiring entity, or
(ii) securities representing a majority of the equity interest in the acquiring entity or of an affiliate which controls the acquiring entity, if other than a corporation; or (c) at any time the Continuing Directors (as defined below) do not constitute a majority of the Board of Directors of the Company (or, if applicable, a successor corporation to the Company); provided, however, that no change in control shall be deemed to have occurred under (a) or (b) above upon any transfer, sale or disposition of shares of common stock of the Company or Dominick's in any transaction between the Company or Dominick's and any person or persons who are affiliates of the Company or Dominick's on the date hereof. For purposes of this Section 8.3, "Continuing Directors" shall mean, as of any date of determination, any member of the Board of Directors who (i) was a member of the Board of Directors on the date of this Agreement or (ii) was nominated for election or elected to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination or election.

                 8.4      Payments upon Termination.

                 (a) In the event of any termination pursuant to (i) Section 8.1, (ii) Section 8.2(a) (if Yucaipa has elected to terminate because of a material failure of performance by Dominick's or the Company), or (iii) Section 8.2(b) (if Yucaipa has elected to terminate because of a failure to pay by Dominick's or the Company), Dominick's shall pay to Yucaipa an amount equal to the total management fees that would have been earned by Yucaipa under Section 3 hereof during the remaining term of this Agreement as if the Agreement had not been terminated; provided that a discount rate of 10% shall be applied in valuing, for purposes of such payment, the management fees otherwise payable during the remaining term of this Agreement.

                 (b) In the event of any termination pursuant to Section 8.2(a) (if Dominick's and the Company have elected to terminate because of a material failure of performance by Yucaipa), Yucaipa promptly shall refund to Dominick's a prorated portion of the management fee received by it under
Section 3 for the four-week fiscal period in which such termination occurs.

                 (c) In the event of any termination pursuant to Section 8.3, Dominick's shall pay to Yucaipa an amount equal to the total management fees that would have been earned by Yucaipa under Section 3 hereof during the period commencing on the date of such change of control and ending on the fifth anniversary of the Effective Date, as if the Agreement had not been terminated; provided that (i) a discount rate of 10% shall be applied in valuing, for purposes of such payment, the management fees otherwise payable during such period and (ii) if such termination occurs on or after the fifth anniversary of the Effective Date, no payment shall be due to Yucaipa as a result of such termination.

                 (d) Such amount, if any, which shall be due Yucaipa pursuant to this Section 8.4 in the event of any such termination shall be due and payable to Yucaipa, in full, as of the date of





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such termination.  The parties intend that should the foregoing payments be determined to constitute liquidated damages, such payments shall in all events be deemed reasonable.



SECTION 9.  NOTICES.

                 9.1 Manner of Notice. All notices, statements or other documents which any party shall be required or shall desire to give to the others hereunder shall be in writing and shall be given by the parties hereto only as follows: (a) by personal delivery, (b) by addressing it as indicated below, and by depositing it certified mail, postage prepaid, in the U.S. mail, first class (airmail if the address is outside of the country in which such notice is deposited), or (c) by addressing it as indicated below, and by delivering it toll prepaid to a telegraph, cable company or courier service (e.g., Federal Express).

                 9.2 Delivery of Notice; Addresses. If so delivered, mailed, telegraphed, cabled or couriered, each such notice, statement or other document shall, except as herein expressly provided, be conclusively deemed to have been given when personally delivered, or on the third business day after the date of mailing, or on the date of delivery to a telegraph or cable company or on the first business day after delivery to a courier service, as the case may be. The addresses of the parties shall be those of which the other parties actually receives written notice pursuant to this Section 9 and until further notice are:

         If to Yucaipa:        The Yucaipa Companies
                               10000 Santa Monica Boulevard
                               Fifth Floor
                               Los Angeles, CA  90067
                               Attention:  Mark A. Resnik

         If to the Company:    Dominick's Supermarkets, Inc.
                               505 Railroad Avenue
                               Northlake, IL  60164
                               Attention:  President and Chief Executive Officer

         If to Dominick's:     Dominick's Finer Foods, Inc.
                               505 Railroad Avenue
                               Northlake, IL  60164
                               Attention:  President and Chief Executive Officer

SECTION 10.  MISCELLANEOUS.

                 10.1 Entire Agreement; Amendments. This Agreement contains all of the terms and conditions agreed upon by the parties hereto in connection with the subject matter hereof. This Agreement may not be amended, modified or changed except by written instrument signed by all of the parties hereto.





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                 10.2  Assignment; Successors.  This Agreement shall not be assigned and is not assignable by any party without the prior written consent of each of the other parties hereto; provided, however, that Yucaipa may assign, without the prior consent of Dominick's or the Company, its rights and obligations under this Agreement to any of its affiliates controlled by Ronald Burkle, and provided further, that Yucaipa may assign the right to receive any payment hereunder to any other person or entity. Subject to the preceding sentence, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns.

                 10.3 Captions. All captions and headings are inserted for the convenience of the parties, and shall not be used in any way to modify, limit, construe or otherwise affect this Agreement.

                 10.4 Governing Law. This Agreement shall be governed by and construed in accordance with the internal domestic laws of the State of California, without reference to the choice of law principles thereof.

                 10.5 Attorneys' Fees. If any legal action is brought concerning any matter relating to this Agreement, or by reason of any breach of any covenant, condition or agreement referred to herein, the prevailing party shall be entitled to have and recover from the other party to the action all costs and expenses of suit, including attorneys' fees.

                 10.6 Severability. If any term, provision or condition of this Agreement is determined by a court or other judicial or administrative tribunal to be illegal, void or otherwise ineffective or not in accordance with public policy, the remainder of this Agreement shall not be affected thereby and shall remain in full force and effect.

                 10.7 Interpretation. In the event of a dispute hereunder, this Agreement shall be interpreted in accordance with its fair meaning and shall not be interpreted for or against any party hereto on the ground that such party drafted or caused to be drafted this Agreement or any part hereof.

                 10.8 Indemnity. The parties to this Agreement shall indemnify and hold one another and their respective officers, directors, employees and agents, harmless from any and all loss, cost, liability and damage (including attorneys' fees) arising out of or connected with, or claimed to arise out of or be connected with, any act performed or omitted to be performed under this Agreement, provided such act or omission was taken in good faith, and in the event of criminal proceedings, that the indemnitee had no reasonable cause to believe his conduct was unlawful. An adverse judgment or plea of nolo contendere shall not, of itself, create a presumption that the indemnitee did not act in good faith or that he had reasonable cause to believe his conduct was unlawful. Expenses incurred in defending a civil or criminal action shall be paid by the indemnitor upon receipt of an undertaking by or on behalf of the indemnitee to repay such amount if it be later shown that such person was not entitled to indemnification.

                            (signature page follows)





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                 IN WITNESS WHEREOF, the parties hereto have caused this
Management Agreement to be duly executed as of the date first above written.




                                       THE YUCAIPA COMPANIES


                                       By:
                                          --------------------------------
                                       Name:
                                       Title:  General Partner



                                       DOMINICK'S SUPERMARKETS, INC.


                                       By:
                                          --------------------------------
                                       Name: Robert A. Mariano
                                       Title:   President and
                                                Chief Executive Officer



                                       DOMINICK'S FINER FOODS, INC.


                                       By:
                                          --------------------------------
                                       Name: Robert A. Mariano
                                       Title:   President and
                                                Chief Executive Officer






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